As filed with the U.S. Securities and Exchange Commission on July 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Super Group (SGHC) Limited

(Exact name of registrant as specified in its charter)

Island of Guernsey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Super Group (SGHC) Limited

Bordeaux Court, Les Echelons

St. Peter Port, Guernsey, GY1 1AR

+44 (0) 14 8182-2939

(Address of principal executive offices, including zip code)

Super Group (SGHC) Limited 2021 Equity Incentive Plan with Non-Employee Sub-Plan

Super Group (SGHC) Limited 2021 Employee Share Purchase Plan

(Full titles of the plans)

Donald J. Puglisi

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

Telephone: (302) 738-6680

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martine Nathan	Justin Stock
General Counsel	David Boles
Super Group (SGHC) Limited	Brian Leaf
Bordeaux Court, Les Echelons	Cooley (UK) LLP
St. Peter Port, Guernsey, GY1 1AR	22 Bishopsgate
+44 (0) 8182-2939	London, EC2M 1QS, UK
+44 (0) 20 7583-4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Super Group (SGHC) Limited (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register ordinary shares, of no par value per share (“Ordinary Shares”), of the Registrant to be issued under the Super Group (SGHC) Limited 2021 Equity Incentive Plan with Non-Employee Sub-Plan (the “2021 EIP”) and the Super Group (SGHC) Limited 2021 Employee Share Purchase Plan (the “2021 ESPP”).

The 2021 EIP authorizes the issuance of up to a maximum of 43,312,150 Ordinary Shares.

The 2021 ESPP authorizes the issuance of up to a maximum of 4,812,460 Ordinary Shares.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on  Form 20-F (File No.  001-41253) for the period ended December 31, 2021 filed with the SEC on April 20, 2022.

(b) The Registrant’s Current Reports on Form 6-K (File No. 001-41253)  filed with the SEC on May  11, 2022 and May 25, 2022.

(c) The description of the Registrant’s Ordinary Shares which is contained in a Registration Statement on Form  8-A filed on January 26, 2022 (File No. 001-41253) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, and in the Registrant’s Final Prospectus, dated January 13, 2022, filed with the Commission pursuant to Rule 424(b)  under the Securities Act, relating to the registration statement on Form F-4, as amended (File No. 333-259395), and all amendments to such registration statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMES EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s governing documents provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Guernsey law.

The Registrant also entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Guernsey law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Exhibit Description

4.1	Amended and Restated Super Group (SGHC) Limited Memorandum of Incorporation (incorporated by reference to Exhibit 1.1 of the Registrant’s Shell Company Report on 20-F (File No. 001-41253) filed with the SEC on February 2, 2022).

4.2	Amended and Restated Super Group (SGHC) Limited Articles of Incorporation (incorporated by reference to Exhibit 1.2 of the Registrant’s Shell Company Report on 20-F (File No. 001-41253) filed with the SEC on February 2, 2022).

5.1	Opinion of Carey Olsen (Guernsey) LLP.

23.1	Consent of BDO LLP, independent registered public accounting firm of Super Group (SGHC) Limited.

23.2	Consent of BDO LLP, independent registered public accounting firm of SGHC Limited.

23.3	Consent of Carey Olsen (Guernsey) LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1	Super Group (SGHC) Limited 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-263800) filed with the SEC on June 7, 2022).

99.2	Form of Super Group (SGHC) Limited Option Agreement (US/UK) (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-263800) filed with the SEC on June 7, 2022).

99.3	Form of Super Group (SGHC) Limited Option Agreement (Non-UK/US) (incorporated by reference to Exhibit 10.3 of Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-263800) filed with the SEC on June 7, 2022).

99.4	Form of Super Group (SGHC) Limited Global RSU Agreement (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-263800) filed with the SEC on June 7, 2022).

99.5	Super Group (SGHC) 2021 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.5 of Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-263800) filed with the SEC on June 7, 2022).

107	Filing Fee table

ITEM 9.	UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on July 29, 2022.

SUPER GROUP (SGHC) LIMITED

By:	/s/ Neal Menashe
Neal Menashe
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal Menashe, Robert James Dutnall, John Le Poidevin and Martine Nathan, and each of them individually, as his or her true and lawful attorney-in-facts and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-facts and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neal Menashe	Chief Executive Officer and Director	July 29, 2022
Neal Menashe	(Principal Executive Officer)

/s/ Alinda Van Wyk	Chief Financial Officer and Director	July 29, 2022
Alinda Van Wyk	(Principal Financial and Accounting Officer)

/s/ Eric Grubman	Chairman	July 29, 2022
Eric Grubman

/s/ Richard Hasson	Director	July 29, 2022
Richard Hasson

/s/ John Collins	Director	July 29, 2022
John Collins

/s/ Robert James Dutnall	Director	July 29, 2022
Robert James Dutnall

/s/ John Le Poidevin	Director	July 29, 2022
John Le Poidevin

/s/ Natara Holloway Branch	Director	July 29, 2022
Natara Holloway Branch

/s/ Jonathan Jossel	Director	July 29, 2022
Jonathan Jossel

/s/ Donald J. Puglisi	Authorized Representative in the United States	July 29, 2022
Donald J. Puglisi